Exhibit 99.1

NVR, INC. ANNOUNCES FIRST QUARTER RESULTS

FOR IMMEDIATE RELEASE	Contact:	Dan Malzahn
	Office:	(703) 956-4204

April 21, 2009, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its first quarter ended March 31, 2009 of $17,988,000, $3.02 per diluted share.  Net income and diluted earnings per share for its first quarter ended March 31, 2009 decreased 59% when compared to the 2008 first quarter.  Consolidated revenues for the first three months of 2009 totaled $558,599,000, a 37% decline from $887,931,000 for the comparable 2008 quarter.

Homebuilding

New orders in the first quarter of 2009 decreased 11% to 2,426 units, when compared to 2,731 units in the first quarter of 2008.  The cancellation rate in the first quarter of 2009 was 15% compared to 22% in the first quarter of 2008 and 30% in the fourth quarter of 2008.  The average sales price of new orders in the first quarter of 2009 declined by 12% from the first quarter of 2008.  Settlements decreased in the first quarter of 2009 to 1,773 units, 28% less than the same period of 2008.  The Company’s backlog of homes sold but not settled at the end of the 2009 quarter decreased on a unit basis by 29% to 3,817 units from the same period last year.  On a dollar basis, backlog dropped to $1,139,210,000, a decline of 41% when compared to the same period last year.

Homebuilding revenues for the three months ended March 31, 2009 totaled $548,329,000, 37% lower than the year earlier period.  Gross profit margins were 15.6% in the 2009 first quarter compared to 16.4% for the same period in 2008.  Land deposit impairments in the 2009 quarter were $0 compared to approximately $6,600,000 in the first quarter of 2008.  Income before tax from the homebuilding segment totaled $25,770,000, a decrease of 58% when compared to the first quarter of the previous year.

Mortgage Banking

Mortgage closed loan production of $427,294,000 for the three months ended March 31, 2009 was 18% lower than the same period last year.  Operating income for the mortgage banking operations during the first quarter of 2009 decreased 57% to $4,848,000, when compared to $11,243,000 reported for the same period of 2008.

Other News

The Company reported that it closed the 2009 first quarter with a cash and cash equivalents and marketable security position of $1,251,131,000.  The marketable securities are comprised of $309,018,000 of debt securities issued by the U.S. Treasury and other U.S. government corporations and agencies, and $349,344,000 of corporate debt securities issued under the FDIC Temporary Liquidity Guarantee Program.

The Company also reported that on April 3, 2009 it repurchased $27,950,000 of the Company's 5% Senior Notes due 2010 ("Senior Notes") on the open market at par.  The remaining outstanding balance of the Senior Notes is $135,370,000.

Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934.  Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties.  All statements other than those of historical facts included herein, including those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, projected plans and objectives of management for future operations, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.  Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing by NVR and by NVR’s customers, competition, the availability and cost of land and other raw materials used by NVR in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of NVR to integrate any acquired business, fluctuation and volatility of stock and other financial markets, mortgage financing availability and other factors over which NVR has little or no control.  The Company has no obligation to update such forward-looking statements.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

Homebuilding:
Revenues	$548,329	$869,869
Other income	2,539	6,399
Cost of sales	(462,630)	(726,931)
Selling, general and administrative	(59,694)	(84,166)
Operating income	28,544	65,171
Interest expense	(2,774)	(3,239)
Homebuilding income	25,770	61,932

Mortgage Banking:
Mortgage banking fees	10,270	18,062
Interest income	584	810
Other income	89	159
General and administrative	(5,758)	(7,654)
Interest expense	(337)	(134)
Mortgage banking income	4,848	11,243

Income before taxes	30,618	73,175

Income tax expense	(12,630)	(29,709)

Net income	$17,988	$43,466

Basic earnings per share	$3.19	$8.32

Diluted earnings per share	$3.02	$7.42

Basic average shares outstanding	5,642	5,224

Diluted average shares outstanding	5,958	5,859

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2009	December 31, 2008
	(unaudited)

ASSETS

Homebuilding:
Cash and cash equivalents	$591,490	$1,146,426
Marketable securities	658,362	-
Receivables	9,251	11,594
Inventory:
Lots and housing units, covered under sales agreements with customers	321,257	335,238
Unsold lots and housing units	44,678	57,639
Manufacturing materials and other	4,594	7,693
	370,529	400,570

Contract land deposits, net	25,695	29,073
Assets not owned, consolidated per FIN 46R	69,305	114,930
Property, plant and equipment, net	23,545	25,658
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets, net	223,431	242,626

	2,013,188	2,012,457

Mortgage Banking:
Cash and cash equivalents	1,279	1,217
Mortgage loans held for sale, net	100,543	72,488
Property and equipment, net	663	759
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	8,130	8,968

	117,962	90,779

Total assets	$2,131,150	$2,103,236

LIABILITIES AND SHAREHOLDERS’ EQUITY

Homebuilding:
Accounts payable	$119,293	$137,285
Accrued expenses and other liabilities	158,359	194,869
Liabilities related to assets not owned, consolidated per FIN 46R	64,137	109,439
Customer deposits	58,264	59,623
Other term debt	2,478	2,530
Senior notes	163,320	163,320
	565,851	667,066
Mortgage Banking:
Accounts payable and other liabilities	14,947	17,842
Notes payable	75,381	44,539
	90,328	62,381

Total liabilities	656,179	729,447

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,559,671 and 20,561,187 shares issued for March 31, 2009 and December 31, 2008, respectively	206	206
Additional paid-in capital	766,775	722,265
Deferred compensation trust – 270,335 and 514,470 shares of NVR, Inc. common stock for March 31, 2009 and December 31, 2008, respectively	(44,307)	(74,978)
Deferred compensation liability	44,307	74,978
Retained earnings	3,648,875	3,630,887
Less treasury stock at cost – 14,833,217 and 15,028,335 shares for March 31, 2009 and December 31, 2008, respectively	(2,940,885)	(2,979,569)
Total shareholders’ equity	1,474,971	1,373,789
Total liabilities and shareholders’ equity	$2,131,150	$2,103,236

NVR, Inc.
Operating Activity
(unaudited)
(dollars in thousands)

	Three Months Ended March 31,
	2009	2008

Homebuilding data:
New orders (units)
Mid Atlantic (1)	1,203	1,292
North East (2)	235	280
Mid East (3)	701	717
South East (4)	287	442
Total	2,426	2,731

Average new order price	$281.9	$320.0

Settlements (units)
Mid Atlantic (1)	928	1,241
North East (2)	184	245
Mid East (3)	413	617
South East (4)	248	362
Total	1,773	2,465

Average settlement price	$308.8	$352.6

Backlog (units)
Mid Atlantic (1)	2,051	2,777
North East (2)	354	540
Mid East (3)	1,019	1,213
South East (4)	393	881
Total	3,817	5,411

Average backlog price	$298.5	$354.0

Community count (average)	357	442
Lots controlled at end of period	44,000	64,000

Mortgage banking data:
Loan closings	$427,294	$523,538
Capture rate	89%	82%

Common stock information:
Shares outstanding at end of period	5,726,454	5,274,489
Number of shares repurchased	-	-
Aggregate cost of shares repurchased	-	-

(1)	Virginia, West Virginia, Maryland, and Delaware
(2)	Eastern Pennsylvania and New Jersey
(3)	Western Pennsylvania, Kentucky, New York and Ohio
(4)	North Carolina, South Carolina and Tennessee